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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 1997, appearing on page 45 of the Schlumberger Limited Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Price Waterhouse LLP
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Price Waterhouse LLP
New York, New York
November 14, 1997